EXHIBIT 99.1

ANACOMP® REPORTS SECOND QUARTER FINANCIAL RESULTS

Company Posts Net Income

SAN DIEGO, CA – May 16, 2003 - Anacomp, Inc. (OTC BB: ANCPA), a global provider of information outsourcing, maintenance support and imaging and print solutions, today announced net income of $0.3 million for the three months ended March 31, 2003.

“We are very pleased to report net income for the second consecutive quarter, reflecting growth in our MVS and Web Presentment product lines and continued reduction of our operating expenses compared to the prior year,” said Jeff Cramer, president and chief executive officer of Anacomp.  “In addition, our income from continuing operations before income taxes for this quarter grew significantly over our first quarter of FY 2003.”

Anacomp’s financial results for the second quarter of fiscal 2003 reflect continued growth in the Company’s Multi-Vendor Services (MVS) and Web Presentment product lines against the decline in the Computer Output to Microfilm (COM) business.  MVS revenue has grown in 14 of the past 15 quarters.”

“ Focus on cash management remains a high priority at Anacomp, ” said executive vice president and chief financial officer,” Linster (Lin) Fox.  “During the quarter we reduced our borrowings under our credit facilities by over 50% or $12.8 million while increasing our cash position by $2.9 million. This was accomplished with proceeds from the sale of our Swiss subsidiaries and cash generated from operations. We ended the second quarter with our cash position now exceeding our bank debt by $3.3 million. ”

The Company also announced that it will host a conference call for the investment community on May 21, 2003 to discuss the results of its second quarter ended March 31, 2003. The conference call, which will begin at 8:30 a.m. PST, may be accessed at 1-877-716-4284, Leader: Jeff Cramer, Passcode: Q2 Analyst. The conference call replay number will be 1-800-945-7471, Passcode 52103. It will replay for one week until May 28, 2003.

Second Quarter Results

For the second quarter ended March 31, 2003, Anacomp’s income from continuing operations before income taxes was $1.0 million, compared to $1.5 million income from continuing operations before income taxes in the prior year second quarter.  The net income in the second quarter of fiscal year 2003 was $0.3 million, compared with net income of $0.9 million in the second quarter of the prior year.  Revenues for the three months ended March 31, 2003 were $52.8 million, compared with $60.6 million in the same period last year.

Product Line Results

In the second quarter of fiscal year 2003, revenues for Multi-Vendor Services, one of Anacomp’s principal growth areas, were $8.2 million, reflecting a 28% growth rate over the prior year quarter.  This increase reflects new Original Equipment Manufacturer (OEM) agreements and resulting continued growth in the Company’s MVS offerings (services and hardware sales for products manufactured by other companies).  MVS represented 61% of total maintenance service revenues, which encompass both MVS and COM Professional Services, in the second quarter of fiscal year 2003.

Web Presentment Service revenues increased 21% over the prior year quarter, to $4.7 million, in the second quarter of fiscal year 2003.  This increase reflects growth from new customers, as well as additional revenue from established customers who have increased their use of the Company’s Web Presentment Service.

CD/Digital revenues declined $1.6 million, or 18% from prior year revenues.  The decrease reflects the negative impact of competition from large document services providers and numerous small, regional CD services companies, along with increased popularity of in-house, online viewing systems.

COM revenues — comprised of COM/Other Output Services, COM/Professional Services, and Equipment and Supplies — declined $8.8 million or 21% from the second quarter of the prior fiscal year.  COM-related product lines have been impacted negatively by the decrease in demand for COM as customers continue to opt for digital solutions such as Web and CD services.  As in prior periods, we continue to reduce our operating costs to address the COM revenue declines.

About Anacomp

Anacomp, Inc., provides comprehensive information outsourcing, maintenance support, and imaging and print solutions to more than 7,000 businesses and organizations. Founded in 1968 and headquartered in San Diego, Anacomp offers a full range of solutions for the secure capture, production, presentation, retrieval and archive of critical business documents, as well as professional services for mass storage, computing and networking equipment.  For more information, visit Anacomp’s web site at www.anacomp.com.

Media and Analyst Contact:  Deb Troyer, Anacomp Investor Relations, (858) 716-3605 or dtroyer@anacomp.com

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This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements relating the Company’s plans regarding managing revenue generation and costs in changing environments. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be different materially from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: general economic and business conditions; the declining trend in the micrographics market and other industry trends; competition; raw material costs and availability; currency fluctuations; the loss of any significant customers; and changes in business strategy or development plans.  These and other factors are discussed in greater detail in Anacomp’s Annual Report on Form 10-K and other filings with the SEC.

Anacomp’s news releases are distributed through PRNewswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com).

Anacomp is a registered trademark of Anacomp, Inc.

ANACOMP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	Reorganized Company
(in thousands)	March 31, 2003	September 30, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,655	$15,561
Receivable on sale of Swiss subsidiaries – current portion	1,277	—
Accounts receivable, net	31,562	33,990
Inventories, net	2,815	3,474
Prepaid expenses and other	4,884	6,442
Assets of discontinued operations	—	12,027
Total current assets	55,193	71,494

Property and equipment, net	19,621	21,448
Reorganization value in excess of identifiable net assets	73,093	73,227
Intangible assets, net	9,821	10,813
Receivable on sale of Swiss subsidiaries – long-term portion	1,248	—
Other assets	2,442	3,101
	$161,418	$180,083
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of senior secured revolving credit facility	$11,365	$29,975
Accounts payable	6,909	9,797
Accrued compensation, benefits and withholdings	14,182	16,294
Deferred revenue	8,321	7,117
Accrued income taxes	1,461	1,264
Other accrued liabilities	8,284	9,305
Liabilities of discontinued operations	—	4,241
Total current liabilities	50,522	77,993

Long-term liabilities:
Unfunded accumulated benefit obligation	6,233	6,233
Other long-term liabilities	4,108	4,023
Total long-term liabilities	10,341	10,256

Stockholders’ equity:
Preferred stock	—	—
Common stock	40	40
Additional paid-in capital	97,000	96,942
Accumulated other comprehensive loss	(2,542)	(2,836)
Retained earnings (deficit)	6,057	(2,312)
Total stockholders’ equity	100,555	91,834
	$161,418	$180,083

ANACOMP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Reorganized Company
(in thousands, except per share amounts)	Three months ended March 31, 2003	Three months ended March 31, 2002
Revenues:
Services	$43,038	$48,717
Equipment and supply sales	9,743	11,890
	52,781	60,607
Cost of revenues:
Services	28,914	32,121
Equipment and supply sales	6,689	8,334
	35,603	40,455

Gross profit	17,178	20,152
Costs and expenses:
Engineering, research and development	1,581	1,604
Selling, general and administrative	13,634	15,256
Amortization of intangible assets	496	496

Operating income from continuing operations	1,467	2,796

Other income (expense):
Interest income	78	71
Interest expense and fee amortization	(631)	(1,205)
Other	90	(124)
	(463)	(1,258)
Income from continuing operations before income taxes	1,004	1,538
Provision for income taxes	547	1,253
Income from continuing operations	457	285
Income from discontinued operations, net of taxes	—	618
Loss on sale of discontinued operations, net of taxes	(200)	—
Net income	$257	$903

Basic and diluted per share data:
Basic and diluted income from continuing operations	$0.11	$0.07
Basic and diluted income from discontinued operations	0.00	0.15
Loss on sale of discontinued operations	(0.05)	0.00
Basic and diluted net income	$0.06	$0.22

Shares used in computing basic and diluted net income per share	4,039	4,034

ANACOMP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Reorganized Company		Predecessor Company
(in thousands)	Six months ended March 31, 2003	Three months ended March 31, 2002	Three months ended December 31, 2001
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$8,369	$903	$277,360
Adjustments to reconcile net income to net cash provided by operating activities:
Other income due to extinguishment of debt	—	—	(265,329)
Adjustments of assets and liabilities to fair value	—	—	(16,916)
Write off of deferred debt issuance costs and unamortized premiums and discounts	—	—	2,216
Gain on sale of discontinued operations	(8,184)	—	—
Income from discontinued operations	—	(618)	—
Depreciation and amortization	7,627	4,434	7,194
Non-cash settlement of facility lease contract	—	—	349
Amortization of debt fees, premiums, and discounts	344	172	92
Non-cash compensation	58	—	—
Change in assets and liabilities:
Accounts and other receivables	2,428	(1,972)	3,092
Inventories	659	(246)	739
Prepaid expenses and other assets	1,791	1,583	332
Accounts payable, accrued expenses and other liabilities	(7,851)	(622)	(3,733)
Accrued interest	—	250	(387)
Net cash provided by continuing operations	5,241	3,884	5,009
Net cash provided by discontinued operations	—	1,495	—
Net cash provided by operating activities	5,241	5,379	5,009

Cash flows from investing activities:
Purchases of property and equipment	(1,518)	(1,110)	(1,075)
Proceeds from sale of discontinued operations, net	13,398	—	—
Net cash provided by (used in) investing activities	11,880	(1,110)	(1,075)

Cash flows from financing activities:
Principal payments on revolving line of credit, net	(18,610)	(11,700)	(2,000)
Net cash used in financing activities	(18,610)	(11,700)	(2,000)
Effect of exchange rate changes on cash and cash equivalents	583	(84)	637
(Decrease) increase in cash and cash equivalents	(906)	(7,515)	2,571
Less increase in cash from discontinued operations	—	(1,495)	—
Cash and cash equivalents at beginning of period	15,561	26,879	24,308
Cash and cash equivalents at end of period	$14,655	$17,869	$26,879

ANACOMP, INC.

QUARTERLY REVENUES AND EBITDA

(in thousands)

	FY 2002 REPORTED	FY 2002 EXCLUDING DISCONTINUED OPERATIONS (ALL PERIODS)				FY 2003	FY 2003
	Q1	Q1 (A)	Q2	Q3	Q4	Q1	Q2
Revenues:
MVS	$6,513	$6,459	$6,421	$6,871	$7,263	$8,117	$8,238
Web Presentment	3,176	3,048	3,891	4,038	4,611	4,783	4,713
CD / Digital	14,573	8,513	8,981	8,016	8,069	7,329	7,336
Subtotal	24,262	18,020	19,293	18,925	19,943	20,229	20,287

COM / Other Output Services	25,521	24,954	24,244	21,966	20,885	19,158	18,777
COM Professional Services	7,165	6,886	6,228	6,114	5,895	5,538	5,268
Equipment / Supplies	11,076	10,659	10,842	9,529	9,943	8,046	8,449
Total revenues	$68,024	$60,519	$60,607	$56,534	$56,666	$52,971	$52,781

Reconciliation of EBITDA to Operating Results

EBITDA (B)	$8,495	$7,444	$7,242	$6,272	$4,876	$5,096	$5,194
Depreciation and amortization	(7,194)	(7,044)	(4,445)	(4,295)	(4,293)	(3,973)	(3,654)
Other income (expense), net	262,149	262,182	(1,258)	(426)	(736)	(756)	(463)
Non-cash compensation	—	—	—	—	(57)	(33)	(25)
Reorganization items	13,328	13,328	—	—	—	—	—
Restructuring credits (charges)	1,032	1,032	—	(2,081)	—	—	—
Other	—	(1)	(1)	1	—	(48)	(48)
Income from operations before income taxes and gain on sale of discontinued operations	$277,810	$276,941	$1,538	$(529)	$(210)	$286	$1,004

(A)       Results excluding Switzerland and two smaller operating units sold in fiscal year 2002.  The discontinued operations generated the following revenues in the three months ended December 31, 2001:  MVS $54, Web Presentment $128, CD/Digital $6,060, COM/Other Output Services $567, COM Professional Services $279, and Equipment/Supplies $417 for total revenue of $7,505.  These operating units generated EBITDA of $1,051 and had depreciation expense of $150 and other income/expense of $33.

(B)       Anacomp reports its financial results in accordance with GAAP, and additionally on a non-GAAP basis using EBITDA.  EBITDA is not in accordance with, nor a substitute for, GAAP measures to evaluate and manage the Company’s operations.  Anacomp is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates historically used by investors who follow the Company.